Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PFSweb, Inc.

Allen, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 31, 2021, relating to the consolidated financial statements and the effectiveness of PFSweb, Inc.’s internal control over financial reporting of PFSweb, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA,LLP

Dallas, Texas
August 6, 2021